Exhibit 4.18

POWER OF ATTORNEY

This Power of Attorney (the “Power of Attorney”) is executed by LEO OU CHEN (ID No. ***) on August 20, 2014, and issued to LEO OU CHEN (ID No. ***) (the “Proxy”).

I, LEO OU CHEN, hereby grant to the Proxy a general proxy authorizing the Proxy to exercise, as my proxy and on my behalf, the following rights enjoyed by myself in my capacity as a shareholder of Tianjin Yingxun Technology Co., Ltd. (the “Company”):

(1)	to propose the convening of, and attend, shareholders’ meetings as my proxy in accordance with the articles of association of the Company;

(2)	to exercise, as my proxy, voting rights on all matters that shall be discussed and resolved by the shareholders’ meeting, including but not limited to the appointment and election of the directors and other senior management that shall be appointed by the shareholders’ meeting of the Company; and

(3)	to exercise, as my proxy, other voting rights of shareholders under the articles of association of the Company (including other voting rights of shareholders arising after amendments to such articles of association).

This Power of Attorney shall take effect upon its execution. I hereby irrevocably confirm that, unless Tianjin Venus Technology Co., Ltd. (the “WFOE”) serves me a written notice to replace the Proxy, this Power of Attorney will be valid until the expiry or early termination of the Shareholders’ Voting Rights Agreement dated August 20, 2014 by and among the WFOE, the Company and the shareholders of the Company.

It is hereby authorized.

Name: LEO OU CHEN

By: /s/ LEO OU CHEN

Date: August 20, 2014

POWER OF ATTORNEY

This Power of Attorney (the “Power of Attorney”) is executed by YUSEN DAI (ID No. ***) on August 20, 2014, and issued to LEO OU CHEN (ID No. ***) (the “Proxy”).

I, YUSEN DAI, hereby grant to the Proxy a general proxy authorizing the Proxy to exercise, as my proxy and on my behalf, the following rights enjoyed by myself in my capacity as a shareholder of Tianjin Yingxun Technology Co., Ltd. (the “Company”):

(1)	to propose the convening of, and attend, shareholders’ meetings as my proxy in accordance with the articles of association of the Company;

(2)	to exercise, as my proxy, voting rights on all matters that shall be discussed and resolved by the shareholders’ meeting, including but not limited to the appointment and election of the directors and other senior management that shall be appointed by the shareholders’ meeting of the Company; and

(3)	to exercise, as my proxy, other voting rights of shareholders under the articles of association of the Company (including other voting rights of shareholders arising after amendments to such articles of association).

This Power of Attorney shall take effect upon its execution. I hereby irrevocably confirm that, unless Tianjin Venus Technology Co., Ltd. (the “WFOE”) serves me a written notice to replace the Proxy, this Power of Attorney will be valid until the expiry or early termination of the Shareholders’ Voting Rights Agreement dated August 20, 2014 by and among the WFOE, the Company and the shareholders of the Company.

It is hereby authorized.

Name: YUSEN DAI

By: /s/ YUSEN DAI

Date: August 20, 2014